As filed with the Securities and Exchange Commission on March 17, 2021

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Berkeley Lights, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	35-2415390
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

5858 Horton Street, Suite 320 Emeryville, California 94608	94608
(Address of Principal Executive Offices)	(Zip Code)

2020 Incentive Award Plan

2020 Employee Stock Purchase Plan

(Full Title of the Plan)

Eric D. Hobbs, Ph.D.

Chief Executive Officer

Berkeley Lights, Inc.

5858 Horton Street, Suite 320

Emeryville, California 94608

(510) 858-2855

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Brian J. Cuneo, Esq. Alexander White, Esq. Latham & Watkins LLP 140 Scott Drive Menlo Park, California 94025 Telephone: (650) 328-4600	Stuart Merkadeau General Counsel Berkeley Lights, Inc. 5858 Horton Street, Suite 320 Emeryville, California 94608 Telephone: (510) 858-2855

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☐

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☒

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee
Common Stock, $0.00005 par value per share	2,579,449(3)	$53.965	$ 139,199,965.29	$ 15,186.72
Common Stock, $0.00005 par value per share	644,862(4)	$53.965	$ 34,799,977.83	$ 3,796.68
Total:	3,224,311		$173,999,943.12	$ 18,983.40

(1)

Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement shall also cover any additional shares of the Registrant’s common stock that become issuable under the 2020 Incentive Award Plan (the “2020 Plan”) and the 2020 Employee Stock Purchase Plan (the “ESPP”) by reason of any stock dividend, stock split, recapitalization or similar transaction effected without the Registrant’s receipt of consideration which would increase the number of outstanding shares of common stock.

(2)

Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(h) and Rule 457(c) promulgated under the Securities Act. The proposed maximum offering price per share and the proposed maximum aggregate offering price for shares reserved for future issuance under the 2020 Plan and the ESPP are based on the average of the high and the low price of Registrant’s Common Stock as reported on the Nasdaq Global Select Market on March 15, 2021.

(3)	Represents the additional shares of the Registrant’s common stock available for issuance under the 2020 Plan resulting from an annual increase as of January 1, 2021.
(4)	Represents the additional shares of the Registrant’s common stock available for issuance under the ESPP resulting from an annual increase as of January 1, 2021.

Proposed sale to take place as soon after the effective date of the registration statement as awards under the plans are exercised and/or vest.

REGISTRATION OF ADDITIONAL SECURITIES

By a registration statement on Form S-8 filed with the Securities and Exchange Commission (the “SEC”) on July 22, 2020 (File No. 333-239987) (the “Original Registration Statement”), Berkeley Lights, Inc. (the “Registrant”) registered 6,115,000 shares of common stock, par value $0.00005 per share (the “Common Stock”), issuable under the Berkeley Lights, Inc. 2020 Incentive Award Plan (the “2020 Plan”), and 612,150 shares of Common Stock issuable under the Berkeley Lights, Inc. 2020 Employee Stock Purchase Plan (the “ESPP”). The Original Registration Statement also registered 10,498,333 shares of Common Stock issuable under the Berkeley Lights, Inc. 2011 Equity Incentive Plan, as amended (the “2011 Plan”), which shares become available for issuance under the 2020 Plan to the extent awards under the 2011 Plan are forfeited or lapse unexercised and are not issued under the 2011 Plan. The Registrant is hereby registering an additional 2,579,449 shares of Common Stock issuable under the 2020 Plan and an additional 644,862 shares of Common Stock issuable under the ESPP, which shares are now available for grant due to automatic annual increase provisions in the 2020 Plan and ESPP.

INCORPORATION BY REFERENCE OF CONTENTS OF

REGISTRATION STATEMENT ON FORM S-8

Pursuant to Instruction E of Form S-8, the contents of the Original Registration Statement are incorporated by reference in this registration statement on Form S-8.

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The information called for in Part I of Form S-8 is not being filed with or included in this Form S-8 (by incorporation by reference or otherwise) in accordance with the rules and regulations of the SEC.

Item 8.	Exhibits.

		Incorporated by Reference			Filed Herewith

Exhibit Number	Exhibit Description	Form	Date	Number

4.1	Amended and Restated Certificate of Incorporation of Berkeley Lights, Inc.	8-K	7-21-20	3.1

4.2	Amended and Restated Bylaws of Berkeley Lights, Inc.	8-K	7-21-20	3.2

4.3	Form of Common Stock Certificate.	S-1/A	7-13-20	4.2

5.1	Opinion of Latham & Watkins LLP.				X

23.1	Consent of independent registered public accounting firm.				X

23.2	Consent of Latham & Watkins LLP (included in Exhibit 5.1).				X

24.1	Power of Attorney. Reference is made to the signature page to the Registration Statement.				X

99.1(a)#	Berkeley Lights, Inc. 2020 Incentive Award Plan.	S-1/A	7-13-20	10.2(a)

99.1(b)#	Form of Stock Option Grant Notice and Stock Option Agreement under the 2020 Incentive Award Plan.	S-1/A	7-13-20	10.2(b)

99.1(c)#	Form of Restricted Stock Award Agreement under the 2020 Incentive Award Plan.	S-1/A	7-13-20	10.2(c)

99.1(d)#	Form of Restricted Stock Unit Award Grant Notice under the 2020 Incentive Award Plan.	S-1/A	7-13-20	10.2(d)

99.2#	2020 Employee Stock Purchase Plan.	S-1/A	7-13-20	10.3

#	Indicates management contract or compensatory plan.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Emeryville, State of California, on this 17th day of March, 2021.

Berkeley Lights, Inc.

By:	/s/ Eric Hobbs, Ph.D.
Eric Hobbs, Ph.D.
Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below does hereby constitute and appoint Eric Hobbs, Ph.D., and Stuart Merkadeau, and each of them, with full power of substitution and full power to act without the other, his or her true and lawful attorney-in-fact and agent to act for him or her in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file this registration statement, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in order to effectuate the same as fully, to all intents and purposes, as they or he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Eric Hobbs, Ph.D.	Chief Executive Officer and Director	March 17, 2021
Eric Hobbs, Ph.D.	(Principal Executive Officer)

/s/ Kurt Wood	Chief Financial Officer	March 17, 2021
Kurt Wood	(Principal Financial Officer)

/s/ Matthew Rosinack	Chief Accounting Officer	March 17, 2021
Matthew Rosinack	(Principal Accounting Officer)

/s/ Sarah Boyce	Director	March 17, 2021
Sarah Boyce

/s/ Igor Khandros, Ph.D.	Director	March 17, 2021
Igor Khandros, Ph.D.

/s/ Gregory Lucier	Director	March 17, 2021
Gregory Lucier

/s/ Michael Marks	Director	March 17, 2021
Michael Marks

/s/ Michael Moritz	Director	March 17, 2021
Michael Moritz

/s/ Elizabeth Nelson	Director	March 17, 2021
Elizabeth Nelson

/s/ James Rothman, Ph.D.	Director	March 17, 2021
James Rothman, Ph.D.